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                                 Exhibit 10.19
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MUZAK(R) MULTI-TERRITORY ACCOUNT
SERVICE AGREEMENT                                   [LOGO OF MUZAK APPEARS HERE]

This Agreement ("Agreement") is made as of the ____ day of ____________________, 199__ by and between MUZAK LIMITED PARTNERSHIP, acting as agent for the Servicing Music Suppliers listed on Exhibit "A" hereto as now existing or as subsequently amended ("Supplier") and _______________________________________
("Subscriber").  The parties agree as follows:

     1.   MUSIC SERVICES
          Supplier provides MUZAK(R) subscription music programming (the "Music Service") to commercial establishments. Subscriber owns, operates, franchises or controls the commercial establishments listed in Exhibit "B" ("Serviced Premises"). The parties agree that, subject to paragraph 6 below, Supplier shall provide the Music Service to each of the Serviced Premises, and, subject to pre-existing contracts for subscription music services, to each other commercial establishment owned, operated, franchised or controlled by Subscriber that receives subscription music services. Subscriber acknowledges that the fees to be paid to Supplier pursuant to this Agreement assume the provision of the Music Service to all commercial establishments owned, operated, franchised or controlled by Subscriber, subject to pre-existing contracts for subscription music services. Music service description:
          ______________________________________________________________________
          ______________________________________________________________________

     2.   EQUIPMENT
          For the consideration set forth in Section 3 below, Supplier shall provide the following equipment to each Serviced Premises:
          a.   Purchased Equipment: ____________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          b.   Other Equipment: ________________________________________________
          ______________________________________________________________________

          (Subscriber may obtain additional equipment from Supplier on terms to be negotiated on a location-by-location basis. This Agreement shall not affect the validity or enforceability of any pre-existing agreement between a Servicing Music Supplier and Subscriber or a Serviced Premises for the provision of equipment other than equipment for the reception of the Music Service as identified in this paragraph 2, and any such pre-existing agreement shall remain in full force and effect until its expiration or earlier termination in accordance with its terms.)

     3.   FEES
          In consideration of the services and equipment provided to Subscriber, and in addition to the fees and charges referred to in Section 7 below, Subscriber shall pay the following fees and charges to Supplier in the manner set forth herein:
          a.   One-time charges:
               Purchased Equipment (as specified above)..............  $________
               Equipment Installation ...............................  $________
          b.   Recurring (monthly) charges:
               Music Service and Equipment...........................  $________
          c.   Other: _______________________________________________  $________

     4.   TERM
          This Agreement shall remain in effect for sixty (60) months from _______________ and shall be automatically renewed for subsequent sixty (60) month period(s) unless terminated by either party by written notice delivered to the other party at least ninety (90) days prior to the expiration of the initial term or the applicable renewal term.

     5.   CONTINUATION OF AGREEMENT
          THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE ARE PART OF THIS AGREEMENT.
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IN WITNESS WHEREOF the parties have entered into this Agreement as of the day and year first above written.

Subscriber:                           Muzak Limited Partnership

____________________________________  As Agent for the Servicing Music Suppliers

By: ________________________________  By:__________________________________

Title: _____________________________  Title:_______________________________

Address: ___________________________

____________________________________
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6.   INSTALLATION AND MAINTENANCE OF EQUIPMENT
     Subscriber hereby grants to Supplier (subject to any necessary governmental or third party approvals) the right to install all necessary equipment for receiving the Music Service, including but not limited to an exterior antenna or a satellite receiver "dish." Subscriber shall be solely responsible for obtaining any governmental or third party approvals required for the installation of such equipment, and, upon request, shall provide Supplier with written evidence that required approvals have been obtained. In the event that this Agreement requires a direct broadcast satellite installation, Supplier nonetheless shall provide the Music Service via sub-carrier authority or on-premise tape players, on such terms as the parties shall then agree, in the event that any approvals required for direct broadcast satellite delivery of the Music Service cannot be obtained. Supplier-owned equipment provided to Subscriber hereunder shall be maintained by Supplier at no additional cost to Subscriber; provided, however, that such maintenance shall be limited to labor and repairs required by ordinary and proper use of such equipment. Subscriber shall provide Supplier with reasonable access to the Serviced Premises during normal business hours for purposes of performing required maintenance. Supplier shall retain ownership of all equipment provided hereunder that has not been purchased by Subscriber, and Subscriber shall not transfer, encumber or in any way alienate such equipment. Subscriber shall be responsible for any loss or damage to the Supplier-owned equipment (reasonable wear and tear excepted) while installed at a Serviced Premises. If the Music Service is no longer provided to a Serviced Premises, Subscriber shall provide Supplier with reasonable access to such premises for purposes of removing any Supplier-owned equipment. Upon the removal of any Supplier-owned equipment, Supplier shall not be required to repair, replace or otherwise reestablish the premises to their original condition.

7.   PAYMENT TO SUPPLIER
     With respect to each Serviced Premises, Subscriber shall pay the fees specified herein. One-time charges shall be due and payable on a "Net 10 Days" basis. Recurring charges shall be payable monthly in advance and shall be due on the first day of the calendar month to which the charges relate. Additionally, Subscriber shall pay to Supplier the incremental cost of any increase in copyright fees charged by ASCAP, BMI or other similar entities beyond what is charged as of the date hereof and any sales, use, excise, or other taxes or governmental charges (except income taxes) arising from this Agreement. Late payments shall be subject to an interest charge at the maximum rate permitted by law. Annually during the term of this Agreement Supplier may increase the recurring charges on 30 days' prior written notice to Subscriber by a percentage increase equal to the percentage increase in the Consumer Price Index, All Urban Consumers, during the preceding year.

8.   USE OF MUSIC SERVICE
     Subscriber agrees that without the prior written consent of Supplier the Music Service shall not be (i) performed in conjunction with commercial announcements for which Subscriber or any other person receives consideration of any kind or (ii) copied, recorded, dubbed or supplemented. Subscriber further agrees that the Music Service shall not be amplified, transmitted or retransmitted so as to be audible outside any Serviced Premises.

9.   FAILURE OR INTERRUPTION OF SERVICE
     Supplier shall not be liable for any failure to perform its obligations hereunder due to Acts of God, strikes, emergencies, mechanical failure, regulatory or other governmental action, action or inaction by Subscriber, its licensees, contractors, employees, agents or invitees, a breach of this Agreement by Subscriber or any other cause beyond Supplier's control. For any failure or interruption of the Music Service which is not excused under the preceding sentence, which exceeds 24 consecutive hours in duration, and of which Supplier receives written notice within 48 hours of such failure or interruption, Supplier shall credit Subscriber's account with respect to the affected Serviced Premises by an amount equal to one-thirtieth of the recurring monthly charge for the Music Service for each 24-hour period during which the failure or interruption continues. Said credit shall be the sole and exclusive remedy of Subscriber with respect to any interruption or failure of the Music Service. Supplier shall not be liable for any incidental or consequential damages whatsoever.

10.  ADDITIONS AND DELETIONS
     In the event Subscriber wishes to add a Serviced Premises it shall give Supplier 30 days' prior written notice of such addition. Within 10 days of Supplier's receipt of such notice it shall advise Subscriber in writing if it accepts the addition. If the addition is accepted Supplier shall promptly install any equipment to be provided by Supplier and commence providing the Music Service at the added premises. In the event Subscriber wishes to delete a Serviced Premises, it shall give Supplier 30 days' prior written notice of the deletion. Supplier shall promptly remove from the deleted premises any Supplier-owned equipment. Subscriber's obligations with respect to such deleted premises shall not cease unless Supplier is then providing the Music Service to at least 95% of the Serviced Premises shown in Exhibit B and (i) Subscriber has closed the deleted premises or
     (ii) Subscriber has sold the deleted premises to an unrelated and unaffiliated third party.

11.  SERVICING MUSIC SUPPLIER
     Subscriber acknowledges and agrees that all services to be provided by Supplier hereunder shall be provided by the Servicing Music Supplier identified in Exhibit "B" as being responsible for a particular Serviced Premises. Subscriber further acknowledges that Supplier is entering into and executing this Agreement on behalf of and as agent for each such Servicing Music Supplier; that it is the express intent of both parties hereto to establish privity of contract between Subscriber and each such Servicing Music Supplier with respect to each Serviced Premises served by each such Servicing Music Supplier and that the Xerographic copies of this Agreement provided to each such Servicing Music Supplier for each such Serviced Premises shall be deemed for all purposes a counterpart original of this Agreement.

12.  APPLICABLE LAW
     In the event of a dispute affecting Serviced Premises located in one state this Agreement shall be governed by and in accordance with the laws of that state applicable to contracts made and to be performed wholly within such state and venue shall rest with the court of general jurisdiction located in the county where the subject Servicing Music Supplier maintains its principal place of business. In the event of a dispute affecting Serviced Premises located in more than one state this Agreement shall be governed by and in accordance with the laws of the state where the Supplier which has executed this Agreement as agent for the Servicing Music Suppliers maintains its principal place of business, applicable to contracts made and to be performed wholly within such state and venue shall rest with the court of general jurisdiction located in the county where said Supplier maintains such principal place of business. If any provision of this Agreement is deemed unenforceable (in whole or in part) by a Court of competent jurisdiction the parties agree that such Court shall amend or delete such provision so as to effectuate the intent of such provision and of this Agreement to the maximum extent that is enforceable.

13.  SUCCESSORS AND ASSIGNS
     This Agreement is fully assignable by Supplier but may not be assigned by Subscriber without the prior written consent of Supplier, which consent shall not be unreasonably withheld.

14.  DEFAULT AND REMEDIES
     Default in payment or violation of any material term of this Agreement by Subscriber shall cause, at Supplier's option, the entire contract balance to become immediately due and payable as liquidated damages and Supplier shall have the right to enter any Serviced Premises, discontinue service, and remove the Supplier-owned equipment. Subscriber shall reimburse Supplier for all costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with Supplier's exercise of its rights under this Agreement.

15.  PREEXISTING CONTRACT
     In the event a Servicing Music Supplier has a pre-existing contract for a Serviced Premises, then at the option of such Servicing Music Supplier such contract shall remain in full force and effect until it expires (without giving effect to any automatic renewal clause), but upon such expiration this Agreement shall immediately take effect.

16.  NOTICES

     All notices required to be sent by either party shall be in writing and shall be sent certified mail postage prepaid to the respective addresses set forth below their signatures on the reverse side.

17.  WHOLE AGREEMENT
     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements, conversations, representations, promises of warranties (express or implied) whether verbal or written. Except for a modification of the list of Servicing Music Suppliers in Exhibits A and B hereto, which may be made by Supplier, no modification of this Agreement shall be valid unless made in writing and signed by both parties.